SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of


                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): November 14, 2002



                         Commission File Number: 0-25942


                                    SVT INC.
             (Exact name of registrant as specified in its charter)


         Delaware                                          84-1167603
----------------------------                       ----------------------------
  (State of organization)                               (I.R.S. Employer
                                                       Identification No.)

59 John Street, 3rd Floor, New York, New York                10038
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(Address of principal executive office)                    (Zip Code)


                                 (212) 571-6904
                               ------------------
              (Registrant's telephone number, including area code)


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          (Former name or former address, if changed since last report)

Item 5.   Other Events.

     On October 10, 2002, the Company terminated the employment of Michael Bell, the Company's Chief Financial Officer. Pursuant to a Separation Agreement dated October 21, 2002, Mr. Bell and the Company agreed that, notwithstanding the provisions of Mr. Bell's employment agreement with the Company, the Company would immediately pay to Mr. Bell, and Mr. Bell would accept without further recourse or claim, a severance payment of $75,000. Mr. Bell also agreed to waive his rights to purchase 1.0 million shares of the Company's common stock under stock options previously granted to him. In addition, Mr. Bell agreed to remain as the Company's acting Chief Financial Officer until a new chief financial officer could be appointed, and to consult with the new chief financial officer in transitioning the financial matters of the Company for a period of five months.

     On November 14, 2002, the Board of Directors of the Company appointed Dhir Sarin as the Company's new Vice President and Chief Financial Officer, at which time Mr. Bell ceased serving as acting Chief Financial Officer. Mr. Sarin first joined the Company in 2000 as its corporate controller. From 1991 until 1999, Mr. Sarin was Manager of International Finance at Petron Scientech, Inc., a global process licensing and technology company in the field of petrochemicals. During this period, Mr. Sarin was named the resident Executive Director of Petron Scientech's subsidiaries in India. Prior to 1991, Mr. Sarin was in private practice in India as a Certified Public Accountant. Mr. Sarin holds a Bachelor's degree in Commerce with an Accounting major from the University of Lucknow in India and is a Fellow of The Institute of Chartered Accountants in India.

     Simultaneously with the appointment of Mr. Sarin as the Company's new Vice President and Chief Financial Officer, the Board of Directors of the Company reapportioned certain executive offices among the existing members of management. As a result of the reapportionment, Sanjay Sethi was appointed Chairman of the Board of Directors and Chief Executive Officer of the Company, and Amit Sarkar was appointed President, Chief Operating Officer and Secretary of the Company.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       SVT INC.


                                       By:/s/ Amit Sarkar
                                          -------------------------------------
                                          Amit Sarkar
                                          President, Chief Operating Officer and
                                          Secretary

Dated:    November 19, 2002






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